HORIZON ENERGY DEVELOPMENT, INC.
                                  BALANCE SHEET
                                   (Unaudited)


                                                             At June 30, 1999
                                                             ----------------

ASSETS
Current Assets:
   Cash                                                        $ 19,969,603
   Notes Receivable - Intercompany                                  500,000
   Accounts Receivable - Net                                      8,896,990
   Unbilled Utility Revenue                                       1,834,012
   Accounts Receivable - Intercompany                                 8,571
   Materials & Supplies                                           4,922,127
   Prepaid Expenses                                                  67,033
                                                               ------------
Total Current Assets                                             36,198,336
                                                               ------------

Property, Plant & Equipment                                     262,119,154
   Less:  Reserve for DDA                                        73,571,215
                                                               ------------
                                                                188,547,939
                                                               ------------

Other Assets:                                                    15,894,762
                                                               ------------

Total Assets                                                   $240,641,037
                                                               ============


LIABILITIES AND STOCKHOLDERS EQUITY
Capital Stock $1 Par:
   Shares Authorized, Issued and Outstanding:  4,750                  4,750
Paid-in Capital                                                  38,245,591
Retained Earnings                                                (3,662,976)
Cumulative Translation Adjustment                                (9,453,677)
                                                               ------------
Total Stockholders Equity                                        25,133,688
                                                               ------------

Long-Term Debt, Net of Current Portion                           48,508,351
Long-Term Debt - Intercompany                                    90,000,000
                                                               ------------
Total Long-Term Debt                                            138,508,351
                                                               ------------

Minority Interest in Foreign Subsidiaries                        24,345,719
                                                               ------------

Current and Accrued Liabilities:
   Current Portion of Long-Term Debt                              8,990,810
   Notes Payable - Intercompany                                  25,700,000
   Accounts Payable                                               8,273,876
   Accounts Payable - Intercompany                                2,044,538
   Federal Income Taxes Payable                                    (531,918)
   Other Accrued Liabilities                                      6,301,649
                                                               ------------
Total Current and Accrued Liabilities                            50,778,955
                                                               ------------

Deferred Credits:
  Accumulated Deferred Income Taxes                               1,607,616
  Other Deferred Credits                                            266,708
                                                               ------------
Total Deferred Credits                                            1,874,324
                                                               ------------

Total Liabilities and Stockholders Equity                      $240,641,037
                                                               ============